Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Prime Realty Income Trust, Inc:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

KPMG LLP

Chicago, Illinois
September 15, 2009